U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2007

COFFEE PACIFICA, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

2813 7TH Street, Berkeley, California	79110
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (510) 204 9424

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company is amending its Current Report on Form 8K, originally filed September 12, 2007, in response to additional share/proxy reporting information received subsequent to that filing.

ITEMS TO BE REPORTED ON THIS FORM 8K:

Section 5 - Corporate Governance And Management

Item 5.02 Appointment of Principal Officers

Section 8 - Other Events

Item 8.01 Other Events

Amended Results of Annual Meeting of the Stockholders

The annual meeting of shareholders was held on September 5, 2007, at 11:00 a.m. local time, at Conference Room, MGM Grand Hotel & Casino, 3799 Las Vegas Blvd South, Las Vegas, Nevada, 89109. The shareholders voted on the following proposals:

1. Approved the 2007 Stock Incentive Plan for Employees and Consultants, approved by the Board of Directors. The Shareholders votes cast were: For 16,387,072, Against/Withheld 0 and 100,128 Abstained, in favor of authorizing the 2007 Directors and 2007 Stock Incentive Plan for Employees and Consultants approved by the Board of Directors;

2. Approved Williams & Webster, P.S. as the Company's independent auditors for the coming year. The Shareholders votes cast were: For 16,416,350, Against/Withheld 63,750, and 7,000 Abstained, in favor of Williams & Webster, P.S. to be appointed as Company's auditors until the next Annual Meeting;

3. To elect members of the Board of Directors. The Shareholders votes cast were in favor of electing Shailen Singh, Jon Yogiyo and Terry Klassen as Directors of the Company to hold office until the next Annual General Meeting or until their successors are elected or appointed, subject to the provisions of the Company's Bylaws and the Nevada Revised Statutes.

Name	VOTES FOR	VOTES AGAINST/WITHHELD
Shailen Singh	16,340,304	84,763
Jon Yogiyo	16,340,304	92,763
Terry Klassen	16,340,304	84,763

4. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the corporation to "Growers Direct Coffee Company, Inc." The Shareholders votes cast were: For 16,437,495, Against/Withheld 58,874 and 1,000 Abstained.

5. No other business was put before the Annual Meeting.

James Fraser was not nominated for an additional term to the Board. There has been no disagreement between the Company and James Fraser, known to an executive officer of Coffee Pacifica, on any matter relating to Coffee Pacifica's operations, policies or practices. James Fraser has been provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K with the SEC, and have been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether either of them agrees or disagrees with the statements made herein. There are no disagreements reported by James Fraser. The letter from James Fraser is/will be filed as an exhibit to this form 8-K.

Status of Current Litigation

Coffee Pacifica, Inc. filed a lawsuit on May 19, 2005 against its former director, Brooks Farrell, requesting that Brooks Farrell return 2,637,006 of non-free-trading shares of common stock issued to him. This action was due to a lack of performance under an agreement between Brooks Farrell and the Company, and the issuance of stock as a prepayment for future services to be rendered under the contract. The action was prosecuted in the First Judicial District Court of the State of Nevada in Carson City, Nevada. On July 26, 2005, Brooks Farrell filed his defense and a counter claim against Coffee Pacifica and its directors; Shailen Singh, Jon Yogiyo, Benard Goma and Jikien McKenzie seeking damages and removal of the Rule 144 legend from the share certificates to allow Brooks Farrell to sell the 2,637,006 shares. This matter was settled out of court pursuant to a confidential settlement agreement which received judicial approval on August 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                                                                                                    COFFEE PACIFICA, INC.

Date: November 2, 2007                                                                                             "SHAILEN SINGH"
                                                                                                                                    Shailen Singh, President & CFO